                                   AGREEMENT

                                     AMONG

                                   RAY BROWN
                         RDB FAMILY LIMITED PARTNERSHIP
                               ARTHUR J. GAY, JR.
                                 J. RANDAL HALL
                                GEORGE H. INMAN
                                  JOHN W. LEE
                               A. MONTAGUE MILLER
                                      AND
                                JULIAN W. OSBON
                              AS THE AUGUSTA GROUP

                                      AND

                           PINNACLE BANCSHARES, INC.


                              FOR THE PURCHASE OF
                                CAPITAL STOCK OF
                           PINNACLE BANCSHARES, INC.

                          DATED AS OF OCTOBER 6, 1997

                              TABLE OF CONTENTS


                                                                                                                     Page
ARTICLE I          OFFER FOR SALE OF COMMON STOCK

        1.1        Structure of Offering  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
        1.2        Facilitation of Sale by Augusta Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
        1.3        Regulatory Approval and Proposed Purchase of Common Stock
                      by Augusta Group Members  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
        1.4        Restrictions on Sale   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
        1.5        Escrow of Subscription Funds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
        1.6        Issue Price of the Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

ARTICLE II         REPRESENTATIONS AND WARRANTIES OF PINNACLE

        2.1        Due Incorporation and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
        2.2        Outstanding Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
        2.3        Options or Other Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
        2.4        Title to Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
        2.5        Authority of Pinnacle  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

ARTICLE III        REPRESENTATIONS AND WARRANTIES OF THE AUGUSTA GROUP

        3.1        Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
        3.2        Assistance in Making Offering  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

ARTICLE IV         APPOINTMENT OF DIRECTORS AND OFFICERS

        4.1        Regulatory Approval for Appointment of Directors   . . . . . . . . . . . . . . . . . . . . . . .    4
        4.2        Appointment of Certain Directors to be Named By the Augusta Group  . . . . . . . . . . . . . . .    4
        4.3        Appointment of David W. Joesbury, Sr. as Chairman of Pinnacle's Board  . . . . . . . . . . . . .    5
        4.4        Appointment of Joseph D. Greene, Sr. to Pinnacle's Board   . . . . . . . . . . . . . . . . . . .    5
        4.5        Selection of Executive Committee Members   . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
        4.6        Selection of Chairman of Bank's Board of Directors   . . . . . . . . . . . . . . . . . . . . . .    6
        4.7        Information Regarding the Augusta Group Director Nominees  . . . . . . . . . . . . . . . . . . .    7
        4.8        Selection of President and CEO of Pinnacle   . . . . . . . . . . . . . . . . . . . . . . . . . .    7
        4.9        Selection of President and CEO of the Bank   . . . . . . . . . . . . . . . . . . . . . . . . . .    7

ARTICLE V          CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES

        5.1        Compliance with Securities Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
        5.2        Regulatory Approvals and Filings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
        5.3        Fairness Opinion   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
        5.4        Pinnacle Shareholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

                                     (i)

ARTICLE VI         MISCELLANEOUS

        6.1        Repurchase of the A.H. Dallas Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
        6.2        Survival of Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
        6.4        Knowledge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
        6.5        Standard for Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
        6.6        Gender   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
        6.7        Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
        6.8        Entire Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
        6.9        Waivers and Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
        6.10       Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
        6.11       Rights of Third Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
        6.12       Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
        6.13       Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
        6.14       Parties in Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
        6.15       Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
        6.16       Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                              LIST OF SCHEDULES


Schedule 2.2  -  Outstanding Capital Stock
Schedule 2.3  -  Options or Other Rights



                                LIST OF EXHIBITS

Exhibit A - Director Resignation Agreement

Exhibit B - Employment Agreement with Patrick G. Blanchard, Sr.

                                     (ii)

                                   AGREEMENT


      THIS AGREEMENT (the "Agreement") dated as of the 6th day of October, 1997, is made and entered into among RAY BROWN, RDB FAMILY LIMITED PARTNERSHIP, ARTHUR J. GAY, JR., J. RANDAL HALL, GEORGE H. INMAN, JOHN W. LEE, A. MONTAGUE MILLER, and JULIAN W. OSBON (collectively, the "Augusta Group"), and PINNACLE BANCSHARES, INC. ("Pinnacle").

                             W I T N E S S E T H :

      WHEREAS, Pinnacle is a bank holding company owning one hundred percent (100%) of the issued and outstanding common stock of McDuffie Bank & Trust, a Georgia state bank (the "Bank"), Pinnacle's sole subsidiary; and

      WHEREAS, Pinnacle will authorize, subject to shareholder approval, the sale and issuance in a public offering primarily to purchasers in Columbia and Richmond County, Georgia of a number of shares of Pinnacle's Common Stock (the "Offering"), $.001 par value (the "Common Stock") to be determined after consultation with a reputable investment banking firm, such Common Stock having a minimum value of $7,000,000;

      WHEREAS, each member of the Augusta Group desires to purchase Common Stock in the Offering, subject to review of a prospectus, having a minimum purchase price of $50,000 (giving effect to the purchase of the A.H. Dallas stock), the aggregate minimum purchase price of all members of the Augusta Group being $700,000 (subject to adjustment as set forth in this Agreement); and

      WHEREAS, the Augusta Group desires to have certain persons represent its interests on the Boards of Directors of Pinnacle and the Bank;

      NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE I

                         OFFER FOR SALE OF COMMON STOCK

      1.1 Structure of Offering. Pinnacle shall offer for sale in the Offering an amount of the Common Stock having a minimum value of $7,000,000 (the "Minimum Offering Amount"). All shares sold in the Offering shall be sold pursuant to a Registration Statement to be filed by Pinnacle as soon as practicable after the date of this Agreement with the Securities and Exchange Commission.

      1.2 Facilitation of Sale by Augusta Group. Certain members of the Augusta Group shall use their best efforts to facilitate within the boundaries of applicable state and federal securities laws, the sale of the Common Stock in the Offering to individuals, partnerships, corporations or other entities not already owners of the Common Stock primarily residing or located in Columbia County, Georgia and Richmond County, Georgia. Pinnacle shall pay no compensation to the Augusta Group for such services. Notwithstanding the foregoing, existing shareholders of Pinnacle may purchase shares in the Offering subject to Section 1.4, below.

      1.3 Regulatory Approval and Proposed Purchase of Common Stock by Augusta Group Members. The Augusta Group shall file all necessary applications and make such other filings with the appropriate state and federal bank regulatory agencies as are necessary to approve the purchase of Common Stock in the Offering by the Augusta Group and each of the members thereof, and shall present proof of such regulatory approval(s) to Pinnacle. Upon Pinnacle's satisfaction that all necessary regulatory approval(s) have been obtained, and subject to review by the Augusta Group members of a prospectus, the Augusta Group shall purchase Common Stock in the Offering having an aggregate value greater than or equal to $700,000, each Augusta Group member agreeing to purchase, subject to the foregoing, Common Stock having a value of not less than $50,000; provided however, that the dollar amount of Common Stock to be purchased by the Augusta Group may be reduced once the issue price has been established pursuant to Section 1.6 in order to comply with the 5% restriction in Section 1.4. The purchase price paid by subscribers, including the Augusta Group, shall be held in escrow pursuant to Section 1.5.

      1.4 Restrictions on Sale. All subscriptions for purchase of the Common Stock shall be subject to acceptance by Pinnacle, with Pinnacle having the exclusive and unqualified right to reject or reduce any subscription for any reason prior to acceptance. In addition, no subscriber for shares in the Offering shall be permitted to buy an amount of the Common Stock which is, or will cause such person's holdings of the Common Stock to be, greater than 5% of the outstanding Common Stock of Pinnacle as of the Expiration Date (defined below). The offer to accept subscriptions for purchase of the Common Stock in the Public Offering shall expire at 5:00 p.m. Eastern Time, on June 30, 1998 (the "Expiration Date"), subject to the right of Pinnacle to extend such date. If, as of the Expiration Date, less than the Minimum Offering Amount of Common Stock offered for sale has been subscribed for in subscriptions received and accepted by Pinnacle prior to the Expiration Date, Pinnacle shall have the unqualified right to cancel the Offering and terminate this Agreement.

      1.5 Escrow of Subscription Funds. All subscription funds tendered in the Offering, including subscription funds received from the Augusta Group, if any, shall be deposited in an escrow account (the "Subscription Escrow Account") maintained at the Bank. If the minimum subscription amount of $7,000,000 is attained on or before the Expiration Date, the escrow agent having control over the Subscription Escrow Account (the "Escrow Agent") shall release all subscription funds to Pinnacle. In the event the minimum offering of $7,000,000 is not attained by the Expiration Date and Pinnacle elects to terminate the Offering as contemplated in this Section 1.5, the Escrow Agent shall promptly return to the subscribers, including the Augusta Group, their respective subscription funds. Any income earned on the investment of the subscription funds will be retained by Pinnacle.

      1.6 Issue Price of the Common Stock. The issue price per share of the Common Stock to be offered in the Offering shall be determined by the Board of Directors of Pinnacle upon consultation with a reputable investment banking firm chosen by Pinnacle's Board of Directors.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF PINNACLE

      As an inducement to the Augusta Group to enter into this Agreement and to consummate the transactions contemplated hereby, and with the knowledge that the Augusta Group shall rely thereon, Pinnacle, represents and warrants to the Augusta Group, subject to Section 6.4, the following as of the date of this
Agreement:

      2.1 Due Incorporation and Qualification. Pinnacle is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, and has the corporate power and lawful authority to own and operate its properties and assets, to carry on its business as now being conducted, and to execute and deliver this Agreement and to perform the terms hereof. Pinnacle has taken all corporate action necessary to authorize the execution and delivery of this Agreement.

      2.2 Outstanding Capital Stock. The title, par value, number of authorized shares and number of issued and outstanding shares of each class of capital stock of Pinnacle are set forth on Schedule 2.2 annexed hereto. No other class of capital stock of Pinnacle is authorized or outstanding. All of the issued and outstanding shares of the Common Stock are duly authorized and are validly issued, fully paid and non-assessable from all taxes, liens and charges with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

      2.3      Options or Other Rights.  Except as provided in Pinnacle's
Schedule 2.3, There is no outstanding right, subscription, warrant, conversion right, call, unsatisfied preemptive right, commitment, option or other agreement or right of any kind pursuant to which any person or entity has the right or option to purchase or otherwise to receive from Pinnacle any shares of the Common Stock or any other security of Pinnacle and there is no outstanding security of any kind convertible into or redeemable or exchangeable for any shares of the Common Stock of Pinnacle.

      2.4 Title to Common Stock. Pinnacle has full power and authority to convey free and clear of all liens, encumbrances, equities, restrictions, claims and obligations of every kind, all of the shares of the Common Stock contemplated to be issued in the Offering and, upon delivery of and payment for such Common Stock as herein provided, all subscribers therefor will acquire good and marketable title thereto, free and clear of all liens, encumbrances, equities, restrictions, claims and obligations of every kind.

      2.5 Authority of Pinnacle. Pinnacle has full power and legal capacity to execute and deliver this Agreement and the other agreements required to be executed and delivered by Pinnacle hereunder and, subject to the receipt of approvals, if any, required under applicable banking regulation, to carry out the transactions contemplated hereby.

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF THE AUGUSTA GROUP

      As an inducement to Pinnacle to enter into this Agreement and to consummate the transactions contemplated hereby, and with the knowledge that Pinnacle shall rely thereon, the members of the Augusta Group, jointly and severally, represent and warrant to Pinnacle the following:

      3.1 Authorization. This Agreement when executed and delivered by the Augusta Group will constitute a valid and legally binding obligation of the Augusta Group and each of them, enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, and other equitable remedies.

      3.2 Assistance in Making Offering. The Augusta Group shall use its best efforts to assist Pinnacle in locating primarily in Columbia County and Richmond County, Georgia, individuals, partnerships, corporations, or other entities not already owners of any of the Common Stock of Pinnacle and satisfactory to Pinnacle, to facilitate the sale of subscriptions for the Common Stock in the Public Offering to the extent necessary to sell the Minimum Offering Amount.

                                   ARTICLE IV

                     APPOINTMENT OF DIRECTORS AND OFFICERS


      4.1 Regulatory Approval for Appointment of Directors. The Augusta Group shall file all necessary applications and make such other filings with the appropriate state and federal bank regulatory agencies as are necessary to approve the appointments of the members of the Pinnacle Board of Directors and Bank Board of Directors contemplated in this Article IV. Prior to the appointment of any proposed Augusta Group Director or Augusta Group Bank Director (as defined in Section 4.2), Pinnacle shall have received proof of such regulatory approval(s). The failure of the Augusta Group to obtain the requisite regulatory approvals shall relieve Pinnacle of any of its obligations under this Article IV.

      4.2      Appointment of Certain Directors to be Named By the Augusta
Group.

               (a) Pinnacle shall as promptly as practicable following the execution of this Agreement by the parties hereto and the receipt of all necessary regulatory approvals, as provided in Section 4.1, undertake to call a special meeting of the Board of Directors of Pinnacle, at which meeting the Board of Directors of Pinnacle shall take all such action necessary to increase the number of members of the Pinnacle's Board of Directors from nine (9) to sixteen (16) members and shall cause eight (8) persons designated by the Augusta Group willing so to serve, reasonably satisfactory to Pinnacle and approved, if necessary, by the Department of Banking and Finance and the Federal Reserve Bank of Atlanta ("the Augusta Group Directors") to be appointed as directors of Pinnacle. As a condition to such appointment, each Augusta Group Director and any approved substitute therefor shall sign a self-executing resignation having substantially the terms and form as that set forth in Exhibit "A" (a

"Director's Resignation"). Subject to a reduction inthe number of the Augusta Group Directors pursuant to the terms of subparagraph (c) of this Section 4.2, at the first annual meeting of the Shareholders of Pinnacle subsequent to the sale of the Minimum Offering Amount, Pinnacle shall take all corporate action necessary to, and shall, renominate each of the Augusta Group Directors, or any person or persons substituted therefor by the Augusta Group, reasonably satisfactory to Pinnacle and approved, if necessary, by the Department of Banking and Finance and the Federal Reserve Bank of Atlanta, and shall recommend that the Pinnacle's stockholders vote for the election of such individuals as directors.

               (b) Pinnacle shall as promptly as practicable following the execution of this Agreement by the parties hereto and the receipt of all necessary regulatory approvals, as provided in Section 4.1, cause to be called a special meeting of the shareholders of the Bank, at which meeting Pinnacle, as sole shareholder of the Bank, shall resolve and vote its shares of the Bank ("Pinnacle's Bank Shares") to amend the Bylaws of the Bank to increase the size of the Bank's Board of Directors from nine (9) members to eighteen (18) members and shall take such other and further action as is necessary to cause nine (9) persons designated by the Augusta Group and willing so to serve, reasonably satisfactory to Pinnacle and approved, if necessary, by the Department of Banking and Finance and the Federal Deposit Insurance Corporation ("Augusta Group Bank Directors") to be appointed as directors of the Bank. As a condition to such appointment, each Augusta Group Bank Director and any approved substitute therefor shall sign a self-executing resignation having substantially the terms and form as that set forth in Exhibit B (a "Director's Resignation"). Subject to a reduction in the numbers of Augusta Group Bank Directors pursuant to the terms of subparagraph (c) of this Section 4.2, at the first annual meeting of shareholders of the Bank subsequent to the sale of the Minimum Offering Amount, Pinnacle shall cause the Augusta Group Bank Directors or any person or persons substituted therefor by the Augusta Group, reasonably satisfactory to Pinnacle and approved, if necessary, by the Department of Banking and Finance and the Federal Deposit Insurance Corporation, to be renominated and shall vote Pinnacle's Bank Shares for the election of such individuals as members of the Bank's Board of Directors for a term of one year.

               (c) The number of the Augusta Group Directors and the Augusta Group Bank Directors appointed to Pinnacle's Board of Directors and the Bank's Board of Directors, respectively, pursuant to subparagraphs (a) and (b) of this Section, shall be automatically reduced on the Expiration Date if, on the Expiration Date, the Minimum Offering Amount of the Common Stock has not been sold in the Offering. Upon the occurrence of the foregoing, all of the Augusta Group Directors and the Augusta Group Bank Directors shall automatically resign, effective at 12:01 a.m. on the Expiration Date, from Pinnacle's Board of Directors and the Bank's Board of Directors, respectively, pursuant to the terms of the Director's Resignation executed by each of them.

      4.3 Appointment of David W. Joesbury, Sr. as Chairman of Pinnacle's Board. Pinnacle shall as promptly as practicable following the execution of this Agreement by the parties hereto and the receipt of all necessary regulatory approvals, as provided in Section 4.1, appoint David W. Joesbury, Sr. as Chairman of Pinnacle's Board of Directors.

      4.4 Appointment of Joseph D. Greene, Sr. to Pinnacle's Board. Pinnacle shall as promptly as practicable following the execution of this Agreement by the parties hereto and the receipt of all necessary regulatory approvals, as provided in Section 4.1, take such action as is necessary to cause Joseph D. Greene, Sr. to be appointed, as a representative of the Bank, to Pinnacle's Board of Directors.

      4.5 Selection of Executive Committee Members. Pinnacle shall as promptly as practicable following the execution of this Agreement by the parties hereto and the receipt of all necessary regulatory approvals, as provided in Section 4.1, take such action as is necessary to cause Pinnacle's Executive Committee and the Bank's Executive Committee to have the following composition and to have the respective members of each elected in the following manner:

               (a)  Pinnacle's Executive Committee shall be comprised of four
                    (4) members. Pinnacle shall independently select two (2) members from Pinnacle's Board of Directors to fill two (2) seats on Pinnacle's Executive Committee and the Augusta Group shall independently select two (2) members from Pinnacle's Board of Directors to fill the two (2) remaining seats on Pinnacle's Executive Committee. Patrick G. Blanchard, Sr. and Heyward Horton, Jr. shall serve as ex officio, non-voting members of Pinnacle's Executive Committee. Pinnacle's Executive Committee members so chosen shall serve until Pinnacle's 1998 Annual Meeting of Shareholders after which time the members of Pinnacle's Executive Committee shall be elected by the members of Pinnacle's Board of Directors.

               (b)  The Bank's Executive Committee shall be comprised of four
                    (4) members. The Augusta Group shall independently select from the Bank's Board of Directors two (2) persons to sit on the Bank's Executive Committee and Pinnacle shall independently select from the Bank's Board of Directors two
                    (2) persons to sit on the Bank's Executive Committee. Patrick G. Blanchard, Sr. and Heyward Horton, Jr. shall serve as ex officio, non-voting members of the Bank's Executive Committee. The Bank's Executive Committee members so chosen shall serve until the Bank's 1998 Annual Meeting of Shareholders after which time the members of the Bank's Executive Committee shall be elected by the members of the Bank's Board of Directors.

               (c) Pursuant to Section 4.2(c) of this Agreement, if the Minimum Offering Amount is not subscribed for prior to the Expiration Date, all of the Augusta Group Executive Committee members shall resign from their respective positions on Pinnacles' Executive Committee and the Bank's Executive Committee and Pinnacle shall be under no further or continuing obligation to maintain the size or composition of the Executive Committees as described in subparagraphs (a) and (b) of this Section.

      4.6 Selection of Chairman of Bank's Board of Directors. Pinnacle shall as promptly as practicable following the execution of this Agreement by the parties hereto and the receipt of all necessary regulatory approvals, as provided in Section 4.1, cause John W. Lee to be appointed as Chairman of the Bank's Board of Directors.

      4.7 Information Regarding the Augusta Group Director Nominees. The Augusta Group shall hereby provide to Pinnacle not later than November 1, 1997 such biographical and financial information respecting each of the Augusta Group's proposed nominees to the boards of directors of Pinnacle and the Bank, as provided for in this Article IV, as is required to be disclosed to the Georgia Department of Banking and Finance and the Federal Reserve Bank of Atlanta.

      4.8 Selection of President and CEO of Pinnacle. Pinnacle shall as promptly as practicable following the execution of this Agreement by the parties hereto cause Patrick G. Blanchard, Sr. to be appointed as the President and Chief Executive Officer of Pinnacle, which position shall report to and be under the direct supervision of the Executive Committee of Pinnacle, and to enter into an employment agreement with Pinnacle in substantially the form and upon the terms as set forth in Exhibit B hereto.

      4.9 Selection of President and CEO of the Bank. Pinnacle shall as promptly as practicable following the execution of this Agreement by the parties hereto cause Heyward Horton, Jr. to be appointed as the President and Chief Executive Officer of the Bank which position shall report to and be under the direct supervision of the Executive Committee of the Bank.

                                   ARTICLE V

             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES

      5.1 Compliance with Securities Laws. Pinnacle shall not be under any obligation to complete the transactions contemplated under this Agreement unless and until Pinnacle shall have satisfied all requirements under any federal or state securities laws necessary for the offer and sale of the Common Stock in the Offering.

      5.2 Regulatory Approvals and Filings. Pinnacle shall not be under any obligation to complete the transactions contemplated under this Agreement unless and until Pinnacle or the Augusta Group (as set forth in Section 4.1) shall have made all filings and registrations with and obtained all approvals from all federal and state bank regulatory agencies respecting the transactions contemplated herein which approvals shall be in full force and effect and all waiting periods required by law shall have expired. In addition, if Pinnacle or the Augusta Group shall have received notification from any state or federal bank regulatory agency which in the reasonable judgment of Pinnacle is materially adverse to the transactions contemplated herein and which requires Pinnacle to undertake to make any filing or to take other measures which are unduly onerous to Pinnacle, Pinnacle shall not be under any obligation to complete that transaction contemplated by this Agreement.

      5.3 Fairness Opinion. Pinnacle shall have received a fairness opinion satisfactory to Pinnacle from The Robinson-Humphrey Company, Inc. that the price of the Common Stock to be sold in the Offering is fair from a financial point-of-view to the shareholders of Pinnacle existing prior to the Offering.

      5.4 Pinnacle Shareholder Approval. The Offering of the Common Stock contemplated herein is subject to the approval of the shareholders of Pinnacle which approval shall be sought at a Special Meeting of Pinnacle Shareholders to be held as soon as practicable following the execution of this Agreement. The failure of the Pinnacle shareholders entitled to vote at the Special Meeting to approve the issuance of the Common Stock in the Offering shall terminate this Agreement without further action on the part of Pinnacle or the Augusta Group and shall release the parties hereto from all of their respective rights and obligations hereunder.

                                   ARTICLE VI

                                 MISCELLANEOUS

      6.1 Repurchase of the A.H. Dallas Stock. In the event that this Agreement is terminated pursuant to Section 1.4 or a failure to satisfy the conditions set forth in Article II of this Agreement, then within thirty (30) days from such termination of this Agreement, Pinnacle shall purchase 51,058 shares of Pinnacle's Common Stock which the Augusta Group acquired on June 13, 1997, from Albert H. Dallas, Albert H. Dallas Pension and Profit Sharing Plans and Trusts, Susan J. Dallas, Susan J. Dallas Nominee, Susan J. Dallas Custodian for Albert H. Dallas, III and Susan J. Dallas Custodian for Susan Joy Dallas, for the same price as the Augusta Group paid for such shares.

      6.2 Survival of Representations and Warranties. All of the representations and warranties of Pinnacle and the Augusta Group contained in this Agreement shall survive the termination of this Agreement or the sale of the Minimum Offering Amount, which ever is the first to occur, for the period permitted under applicable law.

      6.3 Publicity. Except as otherwise required by law or applicable stock exchange rules, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to or in connection with or arising out of this Agreement or the matters contained herein, without obtaining the prior written approval of all parties hereto as to the contents and manner of presentation and publication thereof.

      6.4 Knowledge. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge, information or belief of the party or parties making such representation or warranty, each of the representing or warranting parties confirms that he has made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

      6.5 Standard for Representations and Warranties. No representation or warranty of Pinnacle or the Augusta Group contained in this Agreement shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty as a consequence of the existence of any fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any representation or warranty made in Article II by Pinnacle or Article III by the Augusta Group of this Agreement, unless such inconsistent fact, circumstance, or event has had or is expected to have a material adverse effect on the other party.

      6.6 Gender. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

      6.7 Expenses. The Augusta Group and Pinnacle shall pay their own respective expenses, including the fees and disbursements of their respective counsel in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby; provided, however, that if the transactions contemplated by this Agreement are not completed as a consequence of the withdrawal of either party to this Agreement otherwise than as expressly provided for herein or due to any other intentional act in material contravention of this Agreement by either of the parties hereto, such withdrawing or intentionally acting party (the "Breaching Party") shall reimburse the other party (the "Nonbreaching Party") for all expenses incurred by the Nonbreaching Party with respect to the transactions contemplated by this Agreement, including the preparation of this Agreement and all ancillary documents thereto and the enforcement of this provision.

      6.8 Entire Agreement. This Agreement, including all schedules and exhibits hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof, supersedes all prior agreements, negotiations or letters of intent, and may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement signed by each of the parties hereto.

      6.9 Waivers and Consents. All waivers and consents given hereunder shall be in writing. No waiver by any party hereto of any breach or anticipated breach of any provision hereof by any other party shall be deemed a waiver of any other contemporaneous, preceding or succeeding breach or anticipated breach, whether or not similar, on the part of the same or any other party.

      6.10 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given only if and when (i) personally delivered or (ii) three (3) business days after mailing, postage prepaid, by certified mail or (iii) when delivered (as evidenced by a receipt) by a nationally recognized overnight delivery service, addressed in each case as follows:

               (a)  If to the Pinnacle to:

                    McDuffie Bank & Trust
                    110 East Hill Street
                    Thomson, Georgia 30824
                    Telecopy Number: 706-595-2074
                    Attention:  Heyward Horton, Jr.

                    copy to counsel:

                    Smith, Gambrell & Russell, LLP
                    1230 Peachtree Street, NE
                    Suite 3100, Promenade II
                    Atlanta, Georgia 30309-3592
                    Telecopy Number:  404-815-3509
                    Attention:  Robert C. Schwartz

               (b)  If to the Augusta Group to:

                    Ray Brown
                    RDB Family Limited Partnership
                    410 Carolina Springs Road
                    North Augusta, South Carolina 29841

                    Arthur J. Gay, Jr.
                    3643 Pebble Beach Drive
                    Augusta, Georgia 30907

                    J. Randal Hall
                    1202 First Union Bank Building
                    699 Broad Street
                    Augusta, Georgia 30901

                    George H. Inman
                    P.O. Box 204658
                    Augusta, Georgia 30917

                    John W. Lee
                    807 Carriage Court
                    Augusta, Georgia 30909

                    A. Montague Miller
                    4384 Deer Run
                    Evans, Georgia 30809

                    Julian W. Osbon
                    P.O. Box 1447
                    Augusta, Georgia 30903

Each party may change its address for the giving of notices and communications to it, and/or copies thereof, by written notice to the other parties in conformity with the foregoing.

      6.11 Rights of Third Parties. All conditions of the obligations of the parties hereto, and all undertakings herein, are solely and exclusively for the benefit of the parties hereto and their respective successors, representatives and permitted assigns, and no other person or entity shall have standing to require satisfaction of such conditions or to enforce such undertakings in accordance with their terms, or be entitled to assume that any party hereto will refuse to consummate the purchase and sale contemplated hereby in the absence of strict compliance with any or all thereof, and no other person or entity shall, under any circumstances, be deemed a beneficiary of such conditions or undertakings, any or all of which may be freely waived in whole or in part, by mutual consent of the parties hereto at any time, if in their sole discretion they deem it desirable to do so.

      6.12 Headings. The Table of Contents and Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      6.13 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the internal laws of the State of Georgia.

      6.14 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by the Augusta Group or any one of them, other than by operation of law or with the consent of Pinnacle. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

      6.15 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

      6.16 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

      IN WITNESS WHEREOF, the parties have executed this agreement under seal as of the date first above written.


                                        PINNACLE BANCSHARES, INC.


                                        By:     /s/ David W. Joesbury, Sr.
                                                -----------------------------
                                        Name:   /s/ David W. Joesbury, Sr.
                                                -----------------------------
                                        Title:  Chairman
                                                -----------------------------

                                        Attest: /s/ Heyward Horton, Jr.
                                                -----------------------------
                                        Title:  President
                                                -----------------------------

                                                         [CORPORATE SEAL]


                                                    AUGUSTA GROUP MEMBERS:

/s/ Sharon L. Key                                   /s/ Ray Brown
-------------------------------------------         --------------------------------------------------
Witness                                             Ray Brown


                                                    RDB Family Limited Partnership


/s/ Sharon L. Key                              By:  /s/ R.D. Brown
-------------------------------------------         --------------------------------------------------
Witness                                             General Partner


/s/ Karon B. Clark                                  /s/ Arthur J. Gay, Jr.
-------------------------------------------         --------------------------------------------------
Witness                                             Arthur J. Gay, Jr.


/s/ Karon B. Clark                                  /s/ J. Randal Hall
-------------------------------------------         --------------------------------------------------
Witness                                             J. Randal Hall


/s/ John W. Lee                                     /s/ George H. Inman
-------------------------------------------         --------------------------------------------------
Witness                                             George H. Inman


/s/ Sharon L. Key                                   /s/ John W. Lee
-------------------------------------------         --------------------------------------------------
Witness                                             John W. Lee


/s/ John W. Lee                                     /s/ A. Montague Miller
-------------------------------------------         --------------------------------------------------
Witness                                             A. Montague Miller


/s/ John W. Lee                                     /s/ Julian W. Osbon
-------------------------------------------         --------------------------------------------------
Witness                                             Julian W. Osbon

                                 SCHEDULE 2.2



                             STOCKHOLDERS' EQUITY

                                 June 30, 1997




Preferred Stock, $.001 par value per share;             $         0
1,000,000 shares authorized,
no shares issued and outstanding

Common Stock, $.001 par value per share;                $       635
9,000,000 shares authorized,
635,380 shares issued and outstanding

Paid-in Capital                                         $ 7,160,544
                                                        -----------

Total Capital                                           $ 7,161,179
                                                        ===========

                                 SCHEDULE 2.3



                          PINNACLE BANCSHARES, INC.

                            1997 STOCK OPTION PLAN



1.  Authorized number of shares   . . . . . . . . . . . . . . . . . . . . . .     100,000

2.  Number of shares under option   . . . . . . . . . . . . . . . . . . . . .       8,500

3.  Book Value as of June 4, 1997   . . . . . . . . . . . . . . . . . . . . .    $  11.00

4.  Approved Options:*

          Heyward Horton, Jr., 5,000 shares @ $12.10 per share, ten year option

          J. Harold Ward, Jr., 2,500 shares @ $12.10 per share, ten year option

          Joseph E. Gore, 1,000 shares @ $12.10 per share, ten year option

          TOTAL APPROVED INCENTIVE STOCK OPTIONS: 8,500 SHARES

          * For the purposes of determining the Fair Market Value of shares, a factor of 110% has been applied to the Book Value of the Corporation's stock as of the date of grant.


                                OTHER OPTIONS

 Options to acquire 16,000 shares at various prices held by Prime Group, Inc.